UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest reported)	June 1, 2009

USA VIDEO INTERACTIVE CORP.
(Exact name of registrant as specified in its chapter)
WYOMING	0-29651	06-15763-91
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)
8 West Main Street, Niantic, Connecticut	06352
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	(860) 739-8030

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
( ) Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 8 – Other Events

Item 8.01

Other Events.

USA Video Interactive Corp. (“USA Video”) announced that, based on the recent success of its proprietary watermarking technologies USA Video is responding to requests to explore adopting its technologies for “fingerprinting” of content within the IPTV and Pay TV markets.  There are hundreds of IPTV and Pay TV companies seeking anti-piracy solutions that work.  As studios and TV programmers implement new business models for their valuable content, operators will increasingly be required to add a complete digital forensics solution to track content that escapes the traditional content protection techniques that have failed over these past several years.  USA Video’s watermarking anti-piracy solutions, MediaEscort and SmartMarks, can be adapted to provide the “after-the-fact” and “real-time” fingerprinting needs of these markets so as to successfully serve an ever-growing need and technology build-out.

A copy of the News Release dated June 1st, 2009 is furnished as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

Exhibit 99.1

News Release dated June 1st, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA VIDEO INTERACTIVE CORP.

Date :  June 2nd, 2009

By :

/s/  Edwin Molina

Edwin Molina,

President